Exhibit 99.1

VBI Vaccines Appoints Linda Bain to Board of Directors

CAMBRIDGE, Mass. (July 7, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that Linda Bain, Chief Financial Officer of Codiak BioSciences, Inc., has joined its Board of Directors. Ms. Bain is an accomplished financial and business executive with more than two decades of finance, strategy, and board experience in both small and large public companies in the biotechnology and pharmaceutical industry.

“Linda has extensive experience driving the business and financial strategy of biotech companies and we are delighted to be able to welcome her to our Board,” said Jeff Baxter, VBI’s President and CEO. “Linda’s proven track record of translating scientific achievements into organizational and financial growth, and her deep knowledge of the life sciences industry and financial management will make her an instrumental director as VBI prepares for the corporate milestones and evolution ahead.”

“I am excited to be joining VBI’s Board at such a transformational time,” said Ms. Bain. “VBI has an impressive pipeline and management team, and I look forward to working with my fellow directors to help guide VBI’s strategy as the team works to advance multiple meaningful clinical candidates and to prepare for the launch of the company’s 3-antigen hepatitis B vaccine candidate.”

As CFO of Codiak BioSciences, Inc., Ms. Bain led the company through its initial public offering (IPO) and first follow-on financing, building on the success of earlier-stage financing rounds. Ms. Bain plays a lead role in establishing Codiak’s strategic direction and she built and leads finance and business operations, including investor relations and corporate communications, finance, accounting, facilities and information technology. Prior to joining Codiak, Ms. Bain was CFO at Adverum Biotechnologies, Inc. (previously Avalanche Biotechnologies, Inc.) and Vice President, Finance, Business Operations, and Treasurer at bluebird bio, Inc., where she played an instrumental role in the IPO for each company. Ms. Bain has also held leadership roles at Genzyme Corporation, including Vice President, Finance, Global Manufacturing and Operations, and Vice President, Finance of Genzyme Genetics, in addition to senior roles at Fidelity Investments, AstraZeneca Pharmaceuticals, and as an auditor at Deloitte & Touche.

Ms. Bain also serves on the Board of Directors for Autolus Therapeutics plc and Arvinas, Inc. She received a Bachelor of Science in Accounting and Business Administration and an Honors degree in Accounting and Business Administration from the University of the Free State, located in South Africa.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com